Silverado Gold Mines Ltd.
Suite 505, 1111 West Georgia Street
Vancouver, British Columbia V6E 4M3
(604) 689-1535  (800) 665-4646
Fax: (604) 682 3519

                               December 18, 1997

Board of Directors
LaTeko Resources Ltd.
Suite 500, 625 Howe Street
Vancouver, BC
Canada V6C 2T6

Dear Sirs:

     In connection with your purchase of l,000,000 shares of common stock (the "Shares") of Silverado Gold Mines Ltd., a British Columbia corporation (the "Company"), in partial consideration for the Option Agreement between the Company and your firm in a transaction intended to be exempt from registration under the Securities Act of 1933, we wish to advise you as follows:

     These securities are not being registered under the Securities Act of 1933 (the "Act") on the ground that this sale is exempt under Regulation S of the Act, in that it is an "offshore transaction" as defined in Regulation S. The conditions of the Regulation S exemption include, but are not limited to, the requirement that the offer and sale of the securities by the Company be made in an "offshore transaction" as defined in Regulation S, which requires, among other things, that the offering may not be made to any "U.S. Person" as defined in Regulation S. Regulation S includes certain offering restrictions, and other conditions applicable during the period of 40 days following "completion of the offering" as determined in accordance with Regulation S ("Restricted Period"). These restrictions are intended to ensure that the securities offered and sold in and "offshore transaction" will not "flow back" into the U.S. or be offered to U.S. persons without the benefit of the provision of the federal securities laws. Our reliance on such exemption is predicated in part on your representation that you are not a "U.S. Person" as that term is defined in Regulation S under the Act. You understand that the Shares covered are unregistered and during a "Restricted Period" of 40 days following their issuance may not be resold by you to any U.S. Person or into the United States, unless they are subsequently registered under the Act, or an exemption from such registration is available.

     You have agreed that all certificates which may be issued representing the Shares purchased hereunder shall contain the following legend, which you have read and understand:

     The shares represented by this Certificate have not been registered under the Securities Act of 1933 ("the Act"), and for a period of 40 days following their issuance may not be offered for sale, sold or otherwise transferred to any U.S. Person as defined in Regulation S under the Act, except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     You acknowledge and represent to the Company that you have been afforded the opportunity to meet with, and discuss the business, financial condition, and affairs of the Company with its executive officers and directors. In addition, you acknowledge and represent that you are a knowledgeable, sophisticated investor who can fend for yourself and have adequate means to make the investment contemplated herein; and that, in connection with this investment, you have obtained any necessary investment advice from outside sources, including your investment adviser and private attorney and/or accountant; and that you have had access to or had provided to you information concerning the financial and other affairs of the Company, including all reports filed by the Company with the Securities and Exchange Commission during the 12 month period preceding your investment.

     You further acknowledge that you are able to bear the economic risk of the investment and maintain your investment in the securities for an indefinite period and, further, could bear a total loss of the investment.

     You are aware that the Company is incorporated under the laws of British Columbia, Canada and maintains its executive office in that Province.
Therefore, the Company is also subject to provisions of British Columbia law requiring that any offer or sale of securities be registered or exempt from registration. In order to qualify for an exemption from registration under the laws of British Columbia, the Shares may not be publicly traded in British Columbia until one year following their issuance, except pursuant to rules of the British Columbia Securities Commission. The Company's Common Shares are not publicly traded in British Columbia. Therefore, imposition of this restriction is not expected to materially affect you, since the restriction does not affect the transferability of the Shares in other jurisdictions, including the United States. In the event you wish to trade the Shares in the Province of British Columbia within a period of one year following the issuance of the Shares, you will be subject to the following resale restrictions in British Columbia:

     (a) the shareholder must file a report with the British Columbia Securities Commission within 10 days of the initial trade within British Columbia in any of the Shares by the shareholder; and

     (b) where the shareholder has filed such report with respect to any Shares, the shareholder is not required to file a further such report in respect of additional trades of Shares acquired on the same date and under the same exemption as the Shares which are the subject of the initial trade report referred to in paragraph (a) above.

     In order to avoid the requirement that certificates be legended to reflect the one year hold period under British Columbia law, you should execute the "Acknowledgment of Resale Restrictions" attached as Schedule I to this Agreement. The Company may provide this document to the British Columbia Securities Commission.

     If the foregoing correctly expresses your intent, understanding, acknowledgments and representations, please sign at the bottom of the accompanying copy of this letter and return it to us.

                              Silverado Gold Mines Ltd.


                              By /s/ Garry L. Anselmo, President
CONFIRMED:

     We confirm that we have read the foregoing and agree to the terms thereof and acknowledge that it expresses our intent and understanding and that the facts stated therein concerning the undersigned's status as other than a "U.S. Person," our financial condition, knowledge and experience, investment intent and access to information concerning the Company, are true and correct. We agree to comply with the restrictions on resale described herein.

                              LaTeko Resources Ltd.


Date: December 19, 1997       By /s/ Gerald G. Carlson, President

                                   SCHEDULE I
                      ACKNOWLEGMENT OF RESALE RESTRICTIONS


Re: Acquisition of US $278,000 of Securities (the "Securities") issued by Silverado Gold Mines Ltd. (the "Company")

     The undersigned hereby represents and warrants to the Company that:

     1. the undersigned must file with the British Columbia Securities Commission a report within 10 days of the initial trade within British Columbia in any of the Securities issued by the undersigned; and

     2. where the undersigned has filed such report with respect to any Securities issuable thereunder, the undersigned is not required to file a further such report in respect of additional trades of Securities acquired on the same date and under the same exemption as the Securities issuable thereunder which are the subject of the initial trade report referred to in paragraph (1) above.

Dated at  Vancouver B.C., the 19th day of December, 1997.
          (city, state or country)


                              LaTeko Resources Ltd.



                              By /s/Gerald G. Carlson, President